UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), was held at 6000 Westown Parkway, West Des Moines, IA 50266 on Friday, November 10, 2023, at 9:00 A.M. local time. The Special Meeting was held in order to vote upon the proposals set forth in the joint proxy statement/prospectus, dated October 11, 2023 (as supplemented by Supplement No. 1 thereto, dated October 30, 2023, and Supplement No. 2 thereto, dated November 3, 2023, the “Joint Proxy Statement/Prospectus”), in connection with the proposed merger of the Company with a wholly owned subsidiary of Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”).

A total of 70,136,322 shares of the Company’s common stock, par value $1.00 per share (“Common Shares”) were present in person or by proxy at the Special Meeting, representing a majority of the issued and outstanding Common Shares entitled to vote at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. Each holder of Common Shares (each, a “Shareholder”) was entitled to one vote for each Common Share held of record as of October 10, 2023, the record date for the Special Meeting.

The following are the voting results of the proposals considered and voted upon at the Special Meeting, each of which is described in the Proxy Statement:

Proposal 1 (The Merger Proposal):

To approve the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 4, 2023, by and among the Company, Parent, Arches Merger Sub Inc. (“Merger Sub”), and, solely for the purposes set forth in the Merger Agreement, Brookfield Asset Management Ltd., and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

The Merger Proposal was approved, having received “For” votes from a majority of the votes cast by Shareholders who were present and voting together as a single class at the Special Meeting. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
69,683,287	141,177	311,858	0

The votes cast “For” the Merger Proposal include the votes of holders of approximately 85.2% of the outstanding Common Shares not held by Brookfield Reinsurance or any of its affiliates or associates.

Proposal 2 (The Compensation Proposal):

To approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

The Compensation Proposal was not approved, having not received “For” votes from a majority of the votes cast by Shareholders who were present and voting together as a single class at the Special Meeting. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
27,722,922	41,750,905	662,493	0

In light of the approval of the Merger Proposal, Proposal 3 (The Adjournment Proposal) in the Joint Proxy Statement/Prospectus to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, was rendered moot.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: November 13, 2023	By:	/s/ Axel Andre
Axel Andre
Executive Vice President and Chief Financial Officer